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                                                                    Exhibit 10.1

                           CHANGE IN CONTROL AGREEMENT

     This AGREEMENT is made as of the         day of        , 2003, between
                                      -------        -------
BANKUNITED FINANCIAL CORPORATION, a Florida corporation (the "Corporation"), and Robert A. Marsden ("Officer").

                                    Recitals

     WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation and its shareholders to obtain the services of the Officer;

     WHEREAS, the Corporation wishes to engage the services of Officer as an Executive Vice President of BANKUNITED, FSB (the "Bank");

     WHEREAS, Officer is expected to make a significant contribution to the management, profitability and growth of the Bank, and, consequently, of its parent, the Corporation; and

     WHEREAS, Officer is expected to possess an intimate knowledge of the Bank's business and affairs, including its policies, plans, methods, personnel and problems; and

     WHEREAS, the Corporation and the Bank consider the continued employment of Officer to be in the best interests of the Corporation, the Bank and the shareholders of the Corporation, and desire to assure themselves of Officer's continued services on an objective and impartial basis and without distraction or conflict of interest in the event of any efforts to effect a change of ownership or control of the Corporation and/or the Bank; and

     WHEREAS, Officer is willing to remain in the employ of the Bank upon the understanding that it will provide Officer with income security in the event of a change in control of the Corporation and/or the Bank, upon the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the foregoing, the Corporation and Officer agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1:

     a. "Cause" shall mean (i) Officer's refusal or failure to perform Officer's material duties for the Corporation (other than a failure resulting from Officer's incapacity due to physical or mental illness), which refusal or failure has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Corporation, has been delivered to Officer specifying the manner in which Officer has refused or failed substantially to perform; (ii) an act(s) of personal dishonesty, incompetence, or willful misconduct in connection with her employment or the performance of services for or the handling of the affairs of the Corporation or the Bank, (iii) the conviction of Officer for, or a plea of guilty or nolo contendere to, a criminal act which is a felony, or which is a misdemeanor involving theft, dishonesty or moral turpitude; (iv) the breach of a fiduciary duty owed to the Corporation or the Bank involving personal profit or intentional failure to perform stated duties,

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or which could seriously prejudice the interest of the Corporation, the Bank, its depositors, or shareholders; or (v) the breach or willful violation of any law, rule, regulation, corporate policy (other than traffic violations or similar non-material offenses), or final cease and desist order in connection with his performance of services for the Corporation or the Bank, including, but not limited to, federal and state securities laws.

     b. A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (a) any person, as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such term is modified in Sections 13(d) and 14(d) of the Exchange Act, is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing 51% or more of the combined voting power of the Corporation's then outstanding voting securities (other than (A) any employee plan established by any "Corporation" which for these purposes shall be deemed to be the Corporation and any corporation, association, joint venture, proprietorship or partnership which is connected with the Corporation either through stock ownership or through common control, within the meaning of Sections 414(b) and (c) and 1563 of the Internal Revenue Code of 1986, as amended, (B) the Corporation or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation or (E) Alfred R. Camner any member(s) of his family or an entity, person, or group acting in concert with him or his family or on his behalf.

          (b) the shareholders of the Corporation approve a merger of consolidation of the Corporation with any other corporation other than (A) a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Corporation, at least 51% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger of consolidation effected to implement a recapitalization of the Corporation (or similar transaction ) in which no Person is or becomes the beneficial owner (as defined in clause (a) above), directly or indirectly, of voting securities of the Corporation or of the surviving entity of such merger or consolidation or any parent thereof representing 51% or more of the combined voting power of the Corporation's then outstanding voting securities or the Corporation or any surviving entity or parent (other than Alfred R. Camner or any member(s) of his family or an entity, person, or group acting in concert with him or his family or on his behalf); or

          (c) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 75% of the combined

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voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

     c. The "Change in Control Date" shall be the later to occur of the closing date or the effective date (as the case may be) of the transaction or event resulting in the Change in Control.

     d. "Employer" shall mean any one or more of the following with respect to which Officer shall have been employed: the Corporation, the Bank and/or a subsidiary or affiliate of the foregoing corporations, and/or any successor thereto or subsidiary or affiliate of a successor thereto.

     e. "Severance Payment" shall mean an amount equal to the sum of:

     (i) Officer's base salary as in effect on the Change in Control Date; provided, however, that Officer's base salary as in effect on the Change in Control Date shall be annualized, and provided further that, in the event that there occurs any reduction in Officer's base salary and such reduction occurs
(A) any time commencing with the date sixty (60) days prior to the date on which the Corporation, the Bank, Camner and/or a subsidiary or affiliate of the foregoing persons entered into an oral or written, binding or nonbinding, agreement with a third party to effect a Change in Control (an "Agreement to Effect a Change in Control") or (B) any time within the sixty (60) day period ending on the Change in Control Date where such Change in Control has been effected without the entering into an Agreement to Effect a Change in Control, then, for purposes of determining the amount of the Severance Payment, such reduction shall be disregarded and Officer's base salary as in effect immediately prior to such reduction shall be used in lieu of Officer's base salary as in effect on the Change in Control Date; and

     (ii) the sum of all bonuses awarded to Officer in respect of services rendered by Officer to Employer in the fiscal year of Employer (the "Employer's Prior Fiscal Year") which immediately precedes the fiscal year in which there occurs a Change in Control (collectively, "Officer's Prior Year Bonus"); provided, however, that, in the event that there is entered into an Agreement to Effect a Change in Control any time commencing with the date one hundred twenty
(120) days prior to the final day of the Employer's Prior Fiscal Year or, absent the entering into of an Agreement to Effect a Change in Control, the Change in Control Date shall occur within one hundred twenty (120) days after the final day of the Employer's Prior Fiscal Year, then there shall be included in the Severance Payment the greater of Officer's Prior Year Bonus or the sum of all bonuses awarded to Officer in respect of services rendered by Officer to Employer in the fiscal year immediately preceding the Employer's Prior Fiscal Year.

     f. "Disability" shall mean any physical or mental condition that prevents the Officer from performing the essential function of her position for at least three (3) months after the commencement of such condition and that is determined to be of a permanent duration by a physician acceptable to the Corporation and the Officer or the Officer's legal representative (such agreement as to acceptability not to be unreasonably withheld). If the Corporation determines in good faith that the Disability of the Officer has occurred, and that it cannot reasonably accommodate the disability as defined by law it may give to the Officer written notice of its intention to terminate the Officer's employment. In such event, the Officer's

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employment with the Corporation shall terminate effective as of the Disability
Effective Date, provided that the Officer shall not have returned to full-time performance of the Officer's duties prior to the Disability Effective Date. Any subsequent different Disability shall not be deemed a continuation of a prior Disability and, the determination of time periods for the purposes of this provision shall recommence. Any dispute shall be resolved by arbitration as provided in Section 24.

     g. "Disability Effective Date" shall mean the thirty (30) days following receipt by the Officer of notice from the Corporation of the Corporation's intention to terminate the Officer's employment because of the Officer's disability.

     2. Operation Of Agreement. This Agreement shall be effective immediately upon its execution; provided, however, that the Corporation shall only be obligated to pay to Officer the Severance Payment in the event of a Change in Control and upon the terms and conditions set forth in this Agreement.

     3. Termination Of Agreement Prior To A Change In Control; Effect Of Agreement Prior To Or Following A Change In Control.

     a. This Agreement shall remain in full force and effect unless and until the earlier of:

          (i) its termination by the written agreement of the parties hereto; or

          (ii) the termination of Officer's employment with the Bank and its subsidiaries and affiliates prior to a Change in Control (other than a termination by the Bank without Cause, which termination occurs (A) any time commencing with the date sixty (60) days prior to the date on which there is entered into an Agreement to Effect a Change in Control or (B) any time within the sixty (60) day period ending on the Change in Control Date where such Change in Control has been effected without the entering into of an Agreement to Effect a Change in Control), in which case this Agreement shall terminate concurrently with the termination of Officer's employment and shall be of no further force or effect.

     b. Employer's employment rights and obligations with respect to Officer are not affected by this Agreement prior to the occurrence of any event which constitutes a Change in Control. Subject to any employment agreement which may hereinafter be entered into between Officer and Employer, nothing contained in this Agreement shall be deemed to (i) require or imply any obligation on the part of Officer to continue in the employment of Employer prior to or following a Change in Control, (ii) require or imply any right on the part of Officer to continue in the employment of Employer prior to a Change in Control or (iii) limit in any way the right of Employer to terminate the employment of Officer, with or without Cause, at any time prior to a Change in Control. Notwithstanding anything to the contrary herein, nothing in this Section 3b. shall be construed to alter or limit in any way Employer's obligations under Section 4 in the event of a Change in Control.

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     4. Severance Payment Following A Change In Control. In the event that a
Change in Control occurs while this Agreement is in effect and there is satisfied one of the conditions set forth in subsections a., b. c. or d. of this
Section 4, the Corporation shall pay to Officer any compensation, remuneration or other benefits then owed to Officer, and any payout required by any such subsections a., b., c. or d. in one lump sum payment payable in full as described below:

     a. If Officer is not employed by Employer on the Change in Control Date due to the termination by Employer of Officer's employment without Cause, which termination of employment occurs (i) any time commencing with the date sixty
(60) days prior to the date on which there is entered into an Agreement to Effect a Change in Control or (ii) any time within the sixty (60) day period ending on the Change in Control Date where such Change in Control has been effected without the entering into of an Agreement to Effect a Change in Control, then the Severance Payment shall be payable to Officer on the Change in Control Date and upon payment in full thereof, this Agreement shall terminate; or

     b. If Officer is employed by Employer on the Change in Control Date, the Severance Payment shall be payable to Officer on the earliest of six (6) months after the Change in Control Date, the date that the acquiring entity terminates Officer for any reason regardless of when such termination occurs, or the date that the Officer terminates employment as a result of any of the following grounds, and upon payment in full thereof, this Agreement shall terminate:

          (i) Officer has been assigned any duties inconsistent with her position, duties, responsibilities and status with Employer as in effect immediately prior to the Change in Control Date;

          (ii) Employer has reduced Officer's annual salary or other compensation or remuneration as in effect immediately prior to the Change in Control Date;

          (iii) Employer has required Officer to be based more than fifty (50) miles from the offices where Officer was based immediately prior to the Change in Control Date, except for required travel on Employer's business to an extent substantially consistent with her previous business travel obligations or, in the event that Officer consents to any such relocation, Employer has failed to pay (or reimburse Officer for) all reasonable moving expenses incurred; or

          (iv) Employer has failed to continue in effect any benefit, retirement or compensation plan, thrift and savings plan, stock bonus plan, stock option/stock appreciation rights plan, life insurance plan, health plan or disability plan in which Officer was participating on the Change in Control Date (or plans providing substantially similar benefits), or Employer has taken any action which would adversely affect (A) Officer's participation in or materially reduce Officer's benefits under any of such plans or (B) any material fringe benefit or perquisite enjoyed by Officer as of the Change in Control Date, or Employer has failed to provide Officer with the number of paid vacation days to which she is entitled in accordance with Employer's normal vacation policy in effect on the Change in Control Date.

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     For purposes of determining Officer's right to receive the Severance
Payment pursuant to this subsection b, in the event that there occurs any diminution in Officer's duties, annual salary or other compensation or remuneration and/or entitlements under or with respect to such plans, fringe benefits, perquisites or vacation days as are described in clause (iv) of this subsection b, or any change in the office in which Officer is based such that there occurs an increase in the distance of Officer's commute to such office, and such diminution or change occurs (A) any time commencing with the date sixty
(60) days prior to the date on which there is entered into an Agreement to Effect a Change in Control or (B) any time within the sixty (60) day period ending on the Change in Control Date where such Change in Control has been effected without the entering into of an Agreement to Effect a Change in Control, such diminution and/or change shall be disregarded, and Officer's duties, annual salary or other compensation or remuneration, entitlements and/or base of employment immediately prior to such diminution or change shall be used to determine Officer's right to receive the Severance Payment pursuant to this subsection b; or

     c. If Officer is employed by Employer on the Change in Control Date and Officer determines to resign such employment, an amount equal to the annualized amount of Officer's base salary as in effect on the Change in Control Date shall be payable to Officer on the last day of Officer's employment provided that Officer remains in the employ of the acquiring entity for a period not to exceed six (6) months if the acquiring entity so requests in writing within one business day of Officer's notice of decision to resign and upon payment in full thereof, this Agreement shall terminate; or

     d. If Officer is employed by Employer on the Change in Control Date and, thereafter, Officer ceases to be employed by Employer due to Officer's death or Disability, then the Severance Payment shall be payable to Officer, or Officer's estate or legal representative, as the case may be, within thirty (30) days of such cessation of employment and upon payment in full thereof, this Agreement shall terminate.

     5. Certain Regulatory Considerations. Notwithstanding anything in this Agreement to the contrary:

     a. any payments made to Officer pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. Sec. 1828(k) and any regulations promulgated thereunder;

     b. if Officer is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) or (g)(1)), (the "Act"), the obligations of the Corporation under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, then immediately upon such dismissal, the obligations hereunder of the Corporation shall be reinstated, including, without limitation, the obligation to pay to Officer the Severance Payment if a Change in Control has occurred;

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     c. if Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or
(g)(1) of the Act (12 U.S.C. 1818 (e)(4) or (g)(1)), all obligations of the Corporation hereunder shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected;

     d. if the Bank is in default (as defined in Section 3(x)(1) of the Act)(12 U.S.C. 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this subsection d. shall not affect any vested rights of the parties hereto; and

     e. except to the extent determined by the Director of the Office of Thrift Supervision or his/her designee (the "Director") that the continuation of this Agreement is necessary for the continued operation of the Bank, all obligations under this Agreement shall be terminated at the time that (i) the Director of the Office of Thrift Supervision or the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Act (12 U.S.C. 1823(c)), (ii) the Director approves a supervisory merger to resolve problems related to operation of the Bank or (iii) the Bank is determined by the Director to be in an unsafe or unsound condition; provided, however, that any rights of the parties hereto that have already vested shall not be affected by such action.

     6. Effect Of Agreement On Other Rights. This Agreement shall not diminish or enhance other rights which Officer (or her estate, survivors or heirs) may have under any other contract, employee benefit plan or policy of Employer except as expressly provided in this Agreement.

     7. Arbitration.

     a. All disputes under this Agreement shall be settled by arbitration in Miami, Florida, before a single arbitrator pursuant to the employment rules of arbitration (the "AAA Rules") of the American Arbitration Association (the "AAA"). Arbitration may be commenced at any time by any party hereto giving written notice (the "Arbitration Notice") to the other party that such dispute has been referred to arbitration under this Section 7. The arbitrator shall be selected by the joint agreement of the Corporation and Officer, but if they do not so agree within 20 days after the date of the giving of the Arbitration Notice, the selection shall be made pursuant to the AAA Rules from the panels of arbitrators maintained by the AAA. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto and not subject to appeal; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The expenses of the arbitrator shall initially be shared equally by the parties; provided, however, that the arbitrator shall award to the prevailing party all fees and expenses (including, without limitation, attorneys' fees and expenses and expenses of the arbitrator) incurred by such prevailing party in connection with the arbitration. The prevailing party shall also be entitled to recover from the non-prevailing party reasonable attorneys' fees (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy and post-judgment proceedings) incurred as a result of any judicial proceedings relating to the specific enforcement of this Section 7 or judgment upon the award

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rendered by the arbitrator hereunder, in addition to any other relief to which the prevailing party may be entitled. For purposes of this Section 7, "attorneys' fees" shall include, without limitation, paralegal fees, investigative fees, administrative costs and all other charges billed by the attorney to the prevailing party.

     b. Notwithstanding subsection a. of this Section 7, to the extent that arbitration of a dispute hereunder is not legally permitted such that the parties to such dispute are prohibited at the time of such dispute from mutually agreeing to submit such dispute to arbitration, either party may commence a civil action in a court of appropriate jurisdiction to resolve such dispute. The prevailing party in such proceedings shall be entitled to recover from the non-prevailing party reasonable attorneys' fees (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy and post-judgment proceedings) incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

     c. Nothing contained in this Section 7 shall prevent the parties from settling any dispute by mutual agreement at any time.

     8. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail, return receipt requested, or personally delivered to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

               If to Officer:
               Robert Marsden, Executive Vice President
               BankUnited, FSB
               7815 N. W. 148th Street
               Miami Lakes, Florida 33016

               If to the Corporation:
               Ramiro A. Ortiz, President
               BankUnited Financial Corporation
               255 Alhambra Circle
               Coral Gables, Florida 33134

     9. Successors; Nonassignability.

     a. Any successor (whether direct or indirect, by purchase, merger or consolidation or otherwise) to all or substantially all of the business or assets of the Corporation shall be bound by this Agreement in the same manner and to the same extent as the Corporation as if no such succession had taken place. As used in this Agreement, the term "Corporation" shall include any successor to all or substantially all of the Corporation's business or assets or which otherwise becomes bound by the terms and provisions of this Agreement, whether by the terms hereof, by operation of law or otherwise. Except as provided in this Section 9(a), this Agreement shall not be assignable by the Corporation.

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     b. All rights of Officer under this Agreement shall inure to the benefit of and be enforceable by Officer and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Officer should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided, shall be paid in accordance with the terms of this Agreement to her devisee, legatee or other designee or, if there be no such designee, to her estate.

     10. Entire Agreement. This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, understandings and representations, whether oral or written, relating to such subject matter. Notwithstanding the foregoing, this Agreement does not supersede any benefits provided by the Corporation's employee benefit plans, including, without limitation, the Corporation's stock option and stock award plans, to employees, including the Officer, upon a change in control as defined in such plans or as provided in any agreement relating to a specific benefit or award under those plans.

     11. Severability. The invalidity or unenforceablity of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     12. Modifications; Waiver. This Agreement may be modified, waived or amended at any time prior to a Change in Control by written agreement signed by Officer and the Corporation. Upon the occurrence of a Change in Control, no provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Officer and by such officer of the Corporation as may be specifically authorized and designated by the Board of Directors of the Corporation. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior to or subsequent time.

     13. Withholding Taxes. The Corporation may withhold from the Severance Payment all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     14. Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Florida without giving effect to the principles of conflict of laws thereof.

     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.

     16. Application of Section 280g of the Internal Revenue Code. It is the intention of the parties that, in the event of a Change in Control, the Severance Payment shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations promulgated by the Internal Revenue Service thereunder. In the event that the independent accountants acting as auditors for the Corporation

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on the Change in Control Date (or another accounting firm designated by such auditor and reasonably acceptable to Officer) determine that the Severance Payment may constitute "excess parachute payments," the Severance Payment shall be reduced to the maximum amount that may be paid without such Severance Payment constituting "excess parachute payments." Such determination pursuant to this
Section 16 shall take into account (a) whether the payments under this Agreement are "parachute payments" within the meaning of Section 280G and, if so, (b) the portion of such Severance Payment which constitutes "reasonable compensation" within the meaning of Section 280G. Nothing contained in this Agreement shall prevent the Corporation after a Change in Control from agreeing with Officer to pay Officer's compensation or benefits in excess of those provided in this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

     WITNESS:                        CORPORATION:
                                     BankUnited Financial Corporation


                                     By:
     -----------------------------      ----------------------------------------
                                           Ramiro A. Ortiz
                                           President and Chief Operating Officer

     -----------------------------


     WITNESS:                        OFFICER:


     -----------------------------   -------------------------------------------
                                           Robert A. Marsden

     -----------------------------

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